Exhibit 10.16(i)

AMENDMENT TO THE

CLEARWATER PAPER CORPORATION

SEVERANCE PROGRAM FOR EXECUTIVE EMPLOYEES

The Clearwater Paper Corporation Severance Program for Executive Employees, as amended and restated as of December 16, 2008 (the “Plan”), is hereby further amended by adding the following new clause (iii) to the end of Section 5(c) (Limitations on Eligibility for Benefits), effective as of May 1st, 2009:

“(iii) Notwithstanding the provisions of Sections 4(a) and 5(a), no Basic Severance Benefits shall be payable to an Eligible Employee unless such Eligible Employee executes a release and waiver of claims in a form satisfactory to the Corporation.”

Date: 5-06-09	CLEARWATER PAPER CORPORATION

	By:	/s/ Thomas H. Carter
	Name:	Thomas H. Carter
	Title:	Vice President, Human Resources